As filed with the Securities and Exchange Commission on October  , 2000.


                                                    REGISTRATION NO. 333-33618

                 U.S. SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                        ______________________

                           Amendment No. 1


                                  to

                               FORM SB-2
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                          ______________________

                        THE FINANCE TEAM, INC.
              (Name of Small Business Issuer in its Charter)


      FLORIDA                        6770                       65-0959395
(STATE OR JURISDICTION        (PRIMARY STANDARD                (IRS EMPLOYER
 OF INCORPORATION OR      INDUSTRIAL CLASSIFICATION       IDENTIFICATION NUMBER)
    ORGANIZATION)                CODE NUMBER)

                          ______________________

                          10888 Avenida Santa Ana
                         Boca Raton, Florida 33498
                             (954) 698-9377
       (Address And Telephone Number Of Principal Executive Offices)

             10888 Avenida Santa Ana, Boca Raton, Florida 33498
(Address Of Principal Place Of Business Or Intended Principal Place Of Business)
                           ______________________

                              DOUGLAS E. GREER
                           CHIEF EXECUTIVE OFFICER
                            THE FINANCE TEAM, INC.
              10888 Avenida Santa Ana, Boca Raton, Florida 33498
                               (954) 698-9377
            (Name, Address And Telephone Number Of Agent For Service)
                           ______________________

                         COPIES OF COMMUNICATIONS TO:
                          SHUSTAK JALIL AND HELLER
                             545 MADISON AVENUE
                             NEW YORK, NY 10022
                        TELEPHONE NO.: (212) 688-5900
                        FACSIMILE NO.: (212) 688-6151

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS      AMOUNT TO     PROPOSED     PROPOSED     AMOUNT OF
OF SECURITIES TO BE      BE            MAXIMUM      MAXIMUM      REGISTRATION
REGISTERED               REGISTERED    OFFERING     AGGREGATE    FEE
                                       PRICE        OFFERING
                                       PER SHARE    PRICE
Common Stock,
 $0.001 par value        1,000,000     $2.00        $2,000,000   $528.00

Total                    1,000,000     $2.00        $2,000,000   $528.00

Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of The Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(A), may determine.

                  PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2

Item
 No.  	Required Item               					Location of Caption in Prospectus

1.	    Forepart of the Registration 				Cover Page; Outside
       Statement and Outside Front  				Front Page of
       Cover of Prospectus		         			Prospectus

2.	    Inside Front and Outside Back 			Inside Front and
       Cover Pages of Prospectus				    Outside Back Cover
                                        Pages of Prospectus

3.	    Summary Information and Risk	  		Prospectus Summary;
       Factors		                   					Risk Factors

4.    	Use of Proceeds	             				Use of Proceeds

5.    	Determination of Offering Price		Prospectus Summary -
                                        Determination of Offering Price;
                                        Risk Factors

6.	    Dilution			                   			Dilution

7.	    Selling Security Holders	     			Not Applicable

8.    	Plan of Distribution				        	Plan of Distribution

9.    	Legal Proceedings	           				Legal Proceedings

10.   	Director, Executive Officer,
       Management and Promotors        	Management
       and Control Persons

11.   	Security Ownership of Certain	 		Principal Shareholders
       Beneficial Owners and Management

12.   	Description of Securities				    Description of
                                        Securities

13.   	Interest of Named Experts and	 		Legal Matters; Experts
       Counsel

14.   	Disclosure of Commission
       Position on Indemnification
       for Securities Act Liabilities			Statement as to Indemnification

15.    Organization within Last Five		 	Management; Certain Transactions
       Years

16.   	Description of Business		      		Proposed Business

17.   	Management's Discussion and
       Analysis or Plan of Operation	   Plan of Operation

18.   	Description of Property		      		Proposed Business

19.   	Certain Relationships and    				Certain Transactions
       Related Transactions


20.   	Market for Common Equity and	  		Prospectus Summary, Market for
       Related Stockholder Matters      Registrant's Common Stock and Related
                                        Stockholder Matter; Shares Eligible for
                                        Future Sale


21.   	Executive Compensation		       		Management

22.   	Financial Statements		        			Financial Statements

23.   	Changes in and Disagreements  			Not Applicable
       with Accountants on Accounting
       and Financial Disclosure

                                   	PART II

24.   	Indemnification of Director  				Indemnification of
       and Officer		                				Director and Officer

25.   	Other Expenses of Issuance and			Other Expenses of
       Distribution			               			Issuance and Distribution

26.   	Recent Sales of Unregistered 				Recent Sales of Unregistered
       Securities					                 	Securities

27.   	Exhibits			                   			Exhibits

28.   	Undertakings	               					Undertakings


               Subject To Completion, Dated October   , 2000
                                                       INITIAL PUBLIC OFFERING
                                                                    PROSPECTUS

                            THE FINANCE TEAM, INC.

                      1,000,000 SHARES OF COMMON STOCK
                               $2.00 PER SHARE

     The Finance Team, Inc. is a startup company organized in the State of Florida to pursue a business combination in the consumer finance industry.


     We are offering these shares through Galleon Merchant Banking on a "best efforts" basis. Galleon Merchant Banking will receive 10% commissions on all stock sales.


     This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

     This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               ___________________


This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 8.


                               ____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               _____________________

                               Offering Information

                                                  Per share         Total

Initial public offering price                     $ 2.00        $2,000,000.00

Underwriting discounts/commissions (1)            $  .20        $  200,000.00

Estimated offering expenses (1)                   $  .00        $         .00



Net offering proceeds to The Finance Team, Inc.   $ 2.00        $1,800,000.00(1)


(1)	Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $18,028.

                 The date of this prospectus is October __, 2000

                             TABLE OF CONTENTS



PROSPECTUS SUMMARY	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
LIMITED STATE REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . 4
SUMMARY FINANCIAL INFORMATION	 . . . . . . . . . . . . . . . . . . . . . . . . 4
RISK FACTORS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     You may not have access to your funds for up to 18 months from the date
     the this prospectus; if returned you will not get interest on your funds.	5
     If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued
     your securities.	. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Management does not devote their full time to the company and we may end
     up missing a target opportunity.	. . . . . . . . . . . . . . . . . . . . .5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419	. . . . . . . . . . . . .6
DILUTION	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
USE OF PROCEEDS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
CAPITALIZATION	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
PROPOSED BUSINESS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
PLAN OF OPERATION	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
RELATED PARTY TRANSACTIONS		. . . . . . . . . . . . . . . . . . . . . . . . . 17
DESCRIPTION OF CAPITAL STOCK		. . . . . . . . . . . . . . . . . . . . . . . . 17
SHARES ELIGIBLE FOR FUTURE SALE	. . . . . . . . . . . . . . . . . . . . . . . 19
MANAGEMENT	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
PRINCIPAL SHAREHOLDERS	. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
CERTAIN TRANSACTIONS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
WHERE CAN YOU FIND MORE INFORMATION?	. . . . . . . . . . . . . . . . . . . . .24
MARKET FOR OUR COMMON STOCK	. . . . . . . . . . . . . . . . . . . . . . . . . 24
REPORTS TO STOCKHOLDERS	. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
PLAN OF DISTRIBUTION	. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
LEGAL PROCEEDINGS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
LEGAL MATTERS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
EXPERTS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
FINANCIAL STATEMENTS	. . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                            PROSPECTUS SUMMARY

                          The Finance Team, Inc.

     We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with a business or company operating in the consumer finance industry. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company no have we identified any specific business or company for investigation and evaluation for a merger with us.

     Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a egistration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.
We maintain our office at 10888 Avenida Santa Ana, Boca Raton, Florida 33498. Our phone number is (954) 698-9377.

                               The Offering



Securities offered                        1,000,000 shares of common stock,
                                          $0.001 par value, being offered at
                                          $2.00 per share.



Common stock outstanding
prior to the offering                     500,000 shares

Common stock to be
outstanding after the offering            1,500,000 shares



                         LIMITED STATE REGISTRATION

     Initially, our securities may be sold in New York State only pursuant to filings in the State of New York. Therefore, you may only resell your shares in New York State.

                        SUMMARY FINANCIAL INFORMATION


     The table below contains certain summary historical financial data for the Company. The historical financial data for the period ended December 31, 1999 has been derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and notes thereto.


                                                December 31, 1999

INCOME STATEMENT:
Net Income				                           	           ($5,077)

BALANCE SHEET (at end of period):
Working Capital                                  					 $ 4,623
Total Assets						                                     $ 7,123

Total Shareholders Equity
  (Net Assets)                                  						 $ 7,123

PER SHARE(1):
Net Income per common share (at end of period)	        $(0.010)

 (1) Number of shares of common stock outstanding during period was 500,000.

Expiration Date

    This offering will expire 90 days from the date of this prospectus. The offering may be extended for an additional 90 days at our sole election.

                               RISK FACTORS


You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds.


     If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.


If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.


     A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In such event, none of the securities held in escrow will be issued and the funds will be returned promptly to you on a proportionate basis.

Management does not devote their full time to the company and we may end up missing a target opportunity.




     Our director and officers are or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer, President, and Lee A. Haskin, Vice President, are engaged in business activities outside of us, and the amount of time they will devote to our business will only be about five (5) to twenty (20) hours each per month. There exist potential conflicts of interest including allocation of time between us and such other business entities.


     We will not purchase the assets of any company which is beneficially owned by any of our officers, director, promoters, affiliates or associates.


              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

     Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     == First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

     == Second, we must file a post-effective amendment to the registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

     == Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein.

     After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.


     Accordingly, we have entered into an escrow agreement with Galleon Merchant Banking which provides that:


     == The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.


     == All securities issued for the offering and any other securities issued to such securities, including securities issued to stock split, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.


     == Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

     Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $1,600,000 (80% of $2,000,000).

Post-Effective Amendment

     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account.
The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     == The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

       == Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

       == If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

       == The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $1,600,000 elect to reconfirm their investment.

       == If a closed acquisition has not occurred by April 15, 2002 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of Securities and Funds

     The funds will be released to us, and the securities will be released to you, only after:

     == The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

       == We have executed an agreement for the acquisition of an acquisition candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

       ==  The post-effective amendment has been declared effective.

       == We have satisfied all of the prescribed conditions of the reconfirmation offer.

       == The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

                                      DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


     As of December 31, 1999our net tangible book value was $4,623 or $0.01 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 1,000,000 shares of common stock offered through this prospectus (at an initial public offering price of $2.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of December 31, 1999, would have been $1,781,972 or $1.19 per share. This represents an immediate increase in net tangible book value of $1.18 per share to existing shareholders and an immediate dilution of $0.81 per share to investors in this offering. The following table illustrates this per share dilution:


Public offering price per share	                        						 $ 2.00
Net tangible book value per share before offering					         $  .01

Pro-forma net tangible book value per share after offering				 $ 1.19


Increase per share attributable to new investors					          $ 1.18


Pro-forma dilution per share to new investors					             $ 0.81



Number of Shares Before     Money Received For Shares    Net Tangible Book Value
        Offering                  Before Offering      Per Share Before Offering

         500,000                    $12,200                       $0.01


Total Number of Shares      Total Amount Of Money    Pro-forma Net Tangible Book
   After Offering             Received For Shares      Value Per Share After
                                                              Offering

      1,500,000                     $2,012,200                    $1.19



  Pro-Forma Net Tangible    Net Tangible Book Value Per    Pro-Forma Increase
Book Value Per Share After     Share Before Offering      Per Share Attributed
        Offering                                          Shares Offered Hereby

         $1.19                        $0.01                        $1.18



Public Offering Price Per  Pro-Forma Net Tangible Book    Pro-Forma Dilution to
         Share               Value Per Share After                Public
                                    Offering                  (Your Dilution)

         $2.00                       $1.19                          $0.81


     As of the date of this prospectus, the following table setsforth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.


                     Shares Purchased       Percentage of              Total
                                                   Equity      Consideration


New Investors               1,000,000              66.67%         $2,000,000

Existing shareholders         500,000              33.33%            $12,200

                                  USE OF PROCEEDS

     The gross proceeds of this offering will be $2,000,000. While Rule 419, prior to the reconfirmation of the offering permits, 10% of the funds ($200,000) to be released from escrow to us. We do not intend to request release of these funds. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

     Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the successful completion of this offering, $2,000,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                  Amount 	         Percent


       Selling Commissions					                 $ 200,000	          10.00%

       Offering Expenses(1)				           	     $  18,028	           0.90%

       Accrued Salaries(2)	           				      $  10,000	           0.50%


       Working Capital(3)		            			     $1,771,972           88.60%


       Total (4)                               $2,000,000          100.00%


(1)	Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

(2)	It is anticipated that a portion of the funds will be used to pay the
$10,000 accrued salary to our president. Management believes that this is in our best interest as a company because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

(3) The entire amount of proceeds for working capital will be given to the acquisition candidate.

(4)	All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.

     Other than the $10,000 in accrued salary to our president, no compensation will be paid or due or owing to any officer or director until after a business combination is closed.


     The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account in either a certificate of deposit, interest bearing savings account or in short term government securities as placed by Galleon Merchant Bank.


                                CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1999, and pro-forma as adjusted to give close to the sale of 1,000,000 shares offered by us.

                                               Actual	       		As Adjusted
Long-term debt				                               --          			    --
Stockholders' equity:
  Common stock, $.001 par value;
  authorized 50,000,000 shares,
  issued and outstanding
  500,000 shares and 1,500,000
  shares, pro-forma as adjusted	                $500            	 $1,500

Additional paid-in capital               			 $11,700		        $2,010,700
Deficit accumulated during the
  development period				                      (5,077)	            (5,077)
Total stockholders equity	 		                 $7,123		        $2,007,123
Total Capitalization			       		              $7,123	       	 $2,007,123

                              PROPOSED BUSINESS

History and Organization


     We were organized under the laws of the State of Florida on November 3, 1999. Since inception, our primary activity has been directed to organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination in the consumer finance industry. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.


     Our initial public offering will comprise 1,000,000 shares of common stock at a purchase price of $2.00 per share.

     We are filing this registration statement in order to initiate a public offering for our securities.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination in the consumer finance industry rather than to pursue immediate, short-term earnings.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money loaned by management. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Although substantially all of the funds of this offering are intended to be utilized generally to close a business combination, such proceeds are not otherwise being designated for any specific purposes. Under Rule 419, as a prospective investor you will have an opportunity to evaluate the specific merits or risks of only the business combination that management decides to enter into. Cost overruns may be borne by management.

     We may seek a business combination in the consumer finance industry in the form of firms which:

     == Have recently commenced operations
     == Are developing companies in need of additional funds for expansion into new products or markets
     == Are seeking to develop a new product or service
     == Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

     == Time delays
     == Significant expense
     == Loss of voting control
     == Compliance with various federal and state securities laws

     We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds. To determine the fair market value of an acquisition candidate, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, focusing attention on assets, liabilities, sales and net worth. If we determine that the financial statements of a proposed acquisition candidate do not clearly indicate that the fair market value test has been satisfied, we will obtain an opinion from an investment banking firm which is a member of National Association of Securities Dealers, Inc. to the satisfaction of such criteria.

     Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

     Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officer and director.

     Our officers or director have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in the consumer finance industry which is an industry characterized by a high level of risk. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

     We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

     == General economic conditions.
     == Rapid technological advances being made in the Internet industry. == Shortages of available capital.

Such perceived benefit of a publicly traded corporation may include:

     == Facilitating or improving the terms on which additional equity financing may be sought.
     == Providing liquidity for the principals of a business.
     == Creating a means for providing incentive stock options or similar benefit to key employees.
     == Providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of Business Combinations

     The analysis of business combinations will be undertaken by us under the supervision of our officers and director, who are not professional business analysts.

     Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combinations

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

     == The nature of the acquisition candidate
     == The respective needs and desires of us and other parties
     == The management of the acquisition candidate opportunity
     == The relative negotiating strength of us and such other management

     You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our director and officer may, as part of the terms of the acquisition transaction, resign as director and officer. Management may retain shares of the common stock (unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate).


     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director have agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.


     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

     We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officer and director have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination.

     We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a Business Combination


     Our management will actively search for potential acquisition candidates through internet web-sites where companies post their intentions to be acquired. In addition, we are going to have our own web-site under the URL address of financeteam.com so that companies seeking to be acquired can find us directly. Our web-site will allow those companies to answer a due diligence questionnaire, which would provide us with the information necessary to review and analyze potential candidates. We may also decide to advertise our intention to acquire a company in the consumer finance industry in the form of ads in legal or other publications. The cost of such advertising will be paid by management.


Employees

     We presently have no employees. Our officers and director are engaged in business activities outside of us, and the amount of time they will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities


     We temporarily leased office space on a month to month basis. The rental expense for the period ended December 31, 1999 was $1,300. We are presently using the office of Douglas E. Greer, 10888 Avenida Santa Ana, Boca Raton, Florida 33498, (561) 272-7772, at no cost to the Company. Such arrangement is expected to continue after completion of this offering only until a business combination is closed, although there is currently no written agreement between us and Mr. Greer. We presently own no equipment, and do not intend to own any upon completion of this offering.


Year 2000 Issues

     Because we currently have no operations, we have not incurred any expense with regard to Year 2000 issues and do not anticipate any significant expenses in the future.

                                 PLAN OF OPERATION


     We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our current shareholders and management, are $17,500 plus the $528.00 SEC filing fee paid in March 2000. We also owe $10,000 in salary to our management. We expect all or part of these obligations to be paid from a portion of the offering proceeds, which will be released from escrow.



     Substantially all of our expenses that will be funded from the money in our treasury or if additional funds are required that may be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has agreed to fund our cash requirements until an acquisition is closed. No repayment is expected or required by us. We will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.


     We may seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. We will not use the offering funds as collateral or security for any loan or debt incurred.
Further, the offering funds will not be used to pay back any loan or debts incurred by us. If we do require additional financing, this financing may not be available to us, or if available, it may be on terms unacceptable to us.

     We had no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that were unable to accurately process dates beginning on January 1, 2000.

                         RELATED PARTY TRANSACTIONS

     A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Florida, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.


     Neither our officers, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.


     We have established a policy that prohibits transactions with or payment of anything of value to any present officer, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officer, director, promoter or affiliate or associate, except as follows:


     == We have a written employment agreement with our president, Douglas E.
        Greer, to pay a salary of $15,000 for all services rendered and to be rendered from November 3, 1999 until the acquisition closes. As of December 31, 1999, we paid Mr. Greer $5,000 and will owe a balance of $10,000. It is anticipated that a portion of the funds released from escrow will be used to pay this obligation.


     Our director and officers are or may become, in their individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Douglas E. Greer and Lee A. Haskin are engaged in business activities outside of us, and the amount of time they will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

     Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                          DESCRIPTION OF CAPITAL STOCK


Authorized Capital Stock Under Our        Shares of Capital Stock Outstanding
    Articles of Incorporation                       After Offering


50,000,000 shares of common stock          1,500,000 shares of common stock -
                                           assuming successful completion of
                                                      this offering

     All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

You have voting rights for your shares.

     You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of director This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.

     You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.

     If we go out of business, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our director, at his discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

     We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of director can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

     Our board of director, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

     == Voting
     == Dividend
     == Required or optional repurchase by us
     == Conversion into common stock, with or without additional payment
     == Payments preferred stockholders will receive before common stockholders if we go out of business

     The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

Transfer Agent and Registrar

     We are the transfer agent and registrar for our stock.

                      SHARES ELIGIBLE FOR FUTURE SALE


     Of the shares outstanding after the offering, the 1,000,000 shares sold in this offering will have been registered with the SEC and can be freely resold, except if they are acquired by our director, executive officers or other persons or entities that they control or who control them. Our director, executive officers, and persons or entities that they control or who control them will not be able to sell shares of stock unless they are registered.
The remaining 500,000 outstanding shares have certain piggy back registration rights at our sole option and may be sold under the rule 144 until such time as they are registered.



     Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 500,000 outstanding shares held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered.


                                 	MANAGEMENT


          The following table and subsequent discussion sets forth information about our director and executive officer, who will serve in the same capacity with us upon completion of the offering, but will resign upon the closing of the merger. Mr. Greer was elected to serve as a director and President on November 3, 1999.


Name 	                           Age	     Title

Douglas E. Greer	                 39 	    President, Treasurer, Chief Financial
                                          and Accounting Officer and Director

Lee A. Haskin	                    43	     Executive Vice President


     Douglas E. Greer serves as our president, treasurer, chief financial and accounting officer and sole member of the board of directors. Mr. Greer's responsibilities will include management of our operations as well as our administrative and financial activities. Since January 1996, Mr. Greer is a licensed mortgage broker and has served as President of Merlin Ventures, Inc., d.b.a. Mortgage 2000, a licensed mortgage lending organization providing "one-stop" shopping and "point-of-sale" financing for home buyers of residential real estate. His responsibilities include formulation and development of operations and acquisitions management, marketing of loan products, management of loan origination function, network implementation and administration, and strategic planning and operations. From January 1994 to November 1995, Mr. Greer served as Senior Vice President of SC Funding Corporation in Costa Mesa, Calfornia where his responsibilities included management of secondary marketing department pipeline & risk management, product development, investor relations (including FNMA, FHLMC, GE Capital and warehouse lenders), MBS trading and corporate strategic planning (loan pipeline $200,000,000 with annual loan production of $1,200,000,000). From July 1992 to January 1994, Mr. Greer served as Executive Vice President of Affordable Mortgagee Corp. in Wappingers Falls, New York. His responsibilities included managing the secondary marketing and closing & shipping departments, supervising the post closing & document control department as well as the computer processing/closing and pipeline control system, "Supervisor Novell Network" (company annual loan production $175,000,000).


     Mr. Greer attended the University of Miami in Coral Gables, Florida where he majored in Business Administration and Finance. From 1983-1986,
Mr. Greer was a registered representative N.A.S.D. with Advest Inc. in Hallandale, Florida and from 1980-1982, he was a loan officer with Bank of Boston Mortgage Corp.(S.W.D.) in Miami, Florida.

     Mr. Greer has working knowledge of computer networks and advanced communication systems, software and software development experience, extensive experience in corporate asset acquisition transactions, financing strategies, contracts and corporate strategic management and planning. His information systems experience includes: Software: Windows NT 4.0, Novell Netware 3.1 1, Lotus, Microsoft Excel, Windows 95/98, Word, Access, Publisher, DOS,
PC Anywhere, facsys, Fox Pro, 4.0 Desk Top Publishing Mortgage, Software:
Contour, T.I.M.E., Mortgage Flex., FICS, Genesis 2000, Act 4.0; Hardware: working knowledge of computer network design, wiring, installation PC construction, enhancement and repair remote printing, T- I and ISDN digital data transfer and communication systems and hardware.

     Lee A. Haskin serves as our Executive Vice President. He will participate in identifying an acquisition candidate and manage the acquisition transaction. Mr. Haskin is the Chairman and Chief Executive Officer of Haskin & Associates, Inc. which placed $200,000,000 in financings in 1999. From 1992 to 1996, Mr. Haskin was Executive Vice President and co-founder of Great Western Financial Services where he increased regional sales from $15 to $20 million. He co-founded Pinnacle Financial Services, Inc., a financial factoring service business, and served as its President from 1987 until 1992 when it was sold to a larger financial concern. From 1984- 1986, Mr. Haskin was the head of national sales and marketing for Allstate Financial Corporation where he expanded territorial sales by 400% and doubled sales each year with the company. Mr. Haskin developed and built 24 single family residences in Florida for Hasco Homes, Inc. during 1978-1984.

    	Mr. Haskin attended the University of Miami in Coral Gables, Florida where he attended the Business school and studied accounting.

     Our director will hold office until the next annual meeting of shareholders and the election of his successor. Our director receives no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at their discretion.

Executive Compensation

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the fiscal year ended December 31, 1999, by our executive officer or others whose salary and bonus for fiscal year 1998 exceeded $100,000.

                           Summary Compensation Table
                         Long-Term Compensation Awards

Name and Principal Position     Annual Compensation -     Number of Shares
                                       1999

                                Salary ($)  Bonus ($)   Underlying Options (#)

Douglas E. Greer, President     $5,000         None              None

Lee A. Haskin, Executive
	Vice President			              None		         None			           None


     We have a written employment agreement with Douglas E. Greer to pay an annual salary of $15,000 for all services rendered and to be rendered from November 3, 1999 until the acquisition closes. As of December 31, 1999, we paid Mr. Greer $5,000 and owe a balance of $10,000. This debt will be paid from a portion of the funds raised in this offering, which will be released from escrow.


     Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

     == Consulting Fees
     == Finders' Fees
     == Sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof
     == Any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible


     These provisions are the subject of an employment agreement between Mr. Greer and the board of directors. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.


Blank Check Companies


     Our president, treasurer, chief financial and accounting officer and director, Douglas Greer, serves in those capacities for the following blank check offerings:



                  Registration	       		                   		Cleared By


Corporation Name	     Form      	File Date     	File Number     SEC     	Status


Acquireu.com		     Form SB-2	 		                 333-80041	   9/27/00 	 Company
                                                                        still
	 									                                                             seeking
                                                                        target
The Finance Team,  Form SB-2	     3/20/00     	  333-33613	  pending	   Company
  Inc.                                                                  still
                                                                        seeking
                                                                        target
Techrollup.com, 	  Form SB-2	     4/18/00     	  333-35013	  pending	   Company
  Inc.                                                                  still
                                                                        seeking
                                                                        target
Axxbiz.com, Inc.	  Form SB-2	     5/12/00	      	333-36833	  pending	   Company
                                                                        still
                                                                        seeking
                                                                        target

Management Involvement

     We have conducted no business as of yet. Mr. Greer will be the primary person involved in locating an acquisition candidate by speaking to business associates and acquaintances and searching the New York Times, the Wall Street Journal, other business publications and the Internet for acquisition candidates.

Management Control

     Management may not divest themselves of ownership and control of us prior to the closing of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy through their own initiative may be changed.

Statement Concerning Indemnification

     Our director is bound by the general standards for director provisions in Florida law. These provisions allow our director in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director=s liability.

     We have agreed to indemnify our director, meaning that we will pay for damages he incurs for properly acting as director. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

                           PRINCIPAL SHAREHOLDERS

     The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 1,500,000 shares of common stock outstanding following the offering:

		                              Before          After     Before       After
                               Offering      Offering   Offering     Offering

Douglas E. Greer		              500,000		     500,000	      100%		    33.33%
10888 Avenida Santa Ana
Boca Raton, Florida 33498



Lee A. Haskin                      0             0	           0%	      		0%
10888 Avenida Santa Ana
Boca Raton, Florida 33498


All directors and 	             500,000		     500,000		     100%		    33.33%
officers as a group
(2) persons

     Mr. Greer and Mr. Haskin may be deemed our promoters, as that term is defined under the Securities Act.

                            CERTAIN TRANSACTIONS

     The following table sets forth information regarding all securities sold by us since our inception on November 3, 1999.

Class Of             Date of        Title Of        Number Of      Aggregate
Purchasers           Sale           Securities      Securities     Purchase
                                                                   Price And
                                                                   Form Of
                                                                   Consideration

Douglas E. Greer     11/ 3/99       Common Stock    500,000        $12,200.00
Robert Greer          3/ 2/00       Common Stock      7,500        $   150.00
Hilda Greenberg       3/ 2/00       Common Stock      5,000        $   100.00
Alison Hagen          3/ 2/00       Common Stock      7,500        $   150.00
Lee A. Haskin         3/ 2/00       Common Stock      7,500        $   150.00
Sherman Salles
   Trustee            3/ 2/00       Common Stock     15,000        $   300.00
Alice J. Cox          3/15/00       Common Stock      7,500        $   150.00
Carolyn J. Cox        3/15/00       Common Stock      7,500        $   150.00
Robert I. Cox         3/15/00       Common Stock      7,500        $   150.00
Robert I. Cox, Jr.    3/15/00       Common Stock      7,500        $   150.00
Carol Ann Crowsley    3/15/00       Common Stock      7,500        $   150.00



     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an accredited investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

                     WHERE CAN YOU FIND MORE INFORMATION?

     We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov. You can also call or write us at any time with any questions you may have. We=d be pleased to speak with you about any aspect of our business and this offering.

                         MARKET FOR OUR COMMON STOCK


     Prior to the date hereof, there has been no trading market for our common stock. Under the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently 19 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop upon the closing of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.


     Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire. Such party or parties may employ consultants or advisors to obtain such market maker, but our management has no intention of doing so at the present time.


     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 500,000 outstanding shares held by directors, executive officers, shareholders and their affiliates cannot be sold pursuant to Rule 144, but must be registered. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date. We are offering 1,000,000 shares of our common stock at $2.00 per share. Dilution to the investors in this offering shall be approximately
$.81 per share.


                           REPORTS TO STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on December 31.

                           PLAN OF DISTRIBUTION


     We offer the right to subscribe for 1,000,000 shares at $2.00 per share. This offering is contingent on the entire offering being sold and will be sold on a first come, first served basis by Galleon Merchant Bank. They will receive commissions of 10% of shares sold for a total of $200,000 for the full offering.
























Arbitrary Determination of Offering Price

     The initial offering price of $2.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

     == The lack of operating history
     == The proceeds to be raised by the offering
     == The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders
     == The current market conditions in the over-the-counter market

Possible Lack of Market for Your Shares

     Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock of us and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officer after the closing of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by the stockholders.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $2.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                               LEGAL PROCEEDINGS

     We not a party to or aware of any pending or threatened lawsuits or other legal actions.

                                 LEGAL MATTERS

     The validity of the shares offered under this prospectus is being passed upon for us by Shustak Jalil and Heller, New York, New York.

                                   EXPERTS

     Our financial statements as of the period ended December 31, 1999, ncluded in this prospectus and in the registration statement, have been so included in reliance upon the reports of Harvey Judkowitz, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                         INDEX TO FINANCIAL STATEMENTS

                             THE FINANCE TEAM, INC.

                         Audited Financial Statements

                             At December 31, 1999

                                                          													Page
Report of Independent Auditors	                                         F-3
Balance Sheet at December 31, 1999	                                     F-4
Statement of Operations for the Period
   November 3, 1999 to December 31, 1999	                               F-5
Statement of Stockholders= Equity for the Period
    November 3, 1999 to December 31, 1999	                              F-5
Statement of Cash Flows for the Period
   November 3, 1999 to December 31, 1999	                               F-6
Notes to Financial Statements	                                          F-7












                           THE FINANCE TEAM, INC.

                            FINANCIAL STATEMENTS
                             DECEMBER 31, 1999


































Harvey Judkowitz
CERTIFIED PUBLIC ACCOUNTANT



10220 S.W. 124 Street                                  									(305) 378-1948
Miami, Florida 33176	    				                           			Fax:	(305) 253-6266



The Board of Directors
THE FINANCE TEAM, INC.


I have audited the accompanying balance sheet of The Finance Team, Inc. as of December 31, 1999 and the related statements of operations, changes in stockholder's equity, and cash flows for the period ended December 31, 1999 and the statements of operations and cash flows for the period November 3, 1999 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.


I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Finance Team, Inc. as of December 31, 1999, and the results of its operations, changes in stockholder's equity and its cash flows for the period November 3, 1999 (date of inception) to December 31, 1999, in conformity with generally accepted accounting principles.







/s/Harvey Judkowitz
Harvey Judkowitz
Certified Public Accountant

Miami, Florida
March 9, 2000




                           THE FINANCE TEAM, INC.
                               BALANCE SHEET
                             DECEMBER 31, 1999

ASSETS
Current assets
Cash                                                       $      4,623

     Total current assets                                         4,623

Deferred offering costs                                           2,500

                                                          $       7,123


                    LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity
Common stock, 50,000,000 shares par value $.001
        authorized, 500,000 issued
        and outstanding                                 $           500
Additional paid-in capital                                       11,700
Deficit                                                     (     5,077)
                                                                 7,123

                                                          $      7,123













               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                               FINANCIAL STATEMENTS






                             THE FINANCE TEAM, INC.
                            STATEMENT OF OPERATIONS
              FOR THE PERIOD NOVEMBER 3,  1999 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1999



Officer's payroll                                               $  5,000
Other general and administrative expense                               77

Net loss                                                      ($   5,077)

Net loss per share                                            ($   .010)



                            THE FINANCE TEAM, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
              FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1999


                                                      Additional
                               Common stock             Paid-in
                       Shares           $               Capital       Deficit

Issuance of common
     stock (Note 2)   500,000       $ 500            $  11,700


LOSS FOR PERIOD ENDED
December 31, 1999                                                    ($ 5,077)

Balance, December 31,
1999                  500,000       $ 500            $   11,700      ($ 5,077)





                   THE ACCOMPANYING NOTES ARE AN INTEGRAL
                       OF THESE FINANCIAL STATEMENTS





                            THE FINANCE TEAM, INC.
                           STATEMENT OF CASH FLOWS
              FOR THE PERIOD NOVEMBER 3, 1999 (DATE OF INCEPTION)
                             TO DECEMBER 31, 1999




Cash used for  operations

Net loss                                                        ($ 5,077)


Cash used for operations                                         (  5,077)

Cash provided by financing activities
Sale of common stock                                               12,200
Finds used for registration costs                                  ( 2,500)

Cash provided by financing activities                                 9,700


Increase in cash and cash on hand on December 31, 1999             $  4,623















                  THE ACCOMPANYING NOTES ARE AN INTEGRAL
                       OF THESE FINANCIAL STATEMENTS





THE FINANCE TEAM, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES


Business - The Company was incorporated in the state of Florida on November 3, 1999 and is in the business of conducting internet related activities. Since inception the Company has been in the development stage and has not earned any revenues.


Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts. Actual amounts could differ from those estimates.

Cash equivalents - Cash equivalents include nonequity short-term investments with original maturity dates of 90 days or less.

Loss per share - Loss per share is determined by dividing the net loss by the number of shares outstanding throughout the period. (500,000 shares)

NOTE 2: CAPITAL TRANSACTIONS

The Company received payment for and issued 500,000 shares of its common stock for a total of $12,200.

NOTE 3: DEFERRED REGISTRATION COSTS

The Company has deferred offering costs in the amount of $ 2,500 in connection with the offering of 100,000 shares of its common stock for $100,000. If the offering is successful, the $2,500 will be offset against additional paid in capital. If the offering is not successful, this amount will be charged to operations.











               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 24.  Indemnification of Directors and Officers.

     The information required by this Item is incorporated by reference to "Management - Statement Concerning Indemnification" in the Prospectus herein.

     Item 25.  Other Expenses of Issuance and Distribution.

                                            Amount to be Paid
SEC Registration Fee                             $    528.00
Blue Sky Fees and Expenses                       $  1,000.00
Legal Fees and Expenses                          $ 10,000.00
Printing and Engraving Expenses                  $  2,000.00
Accountants' Fees and Expenses                   $  3,000.00
Miscellaneous                                    $  1,500.00
Total                                            $ 18,028.00

          The foregoing expenses, except for the SEC fees, are estimated.

     Item 26.  Recent Sales of Unregistered Securities.

          The following sets forth information relating to all previous sales of Common Stock by the Registrant which sales were not registered under the Securities Act:

          The following table sets forth information regarding all securities sold by us since our inception on November 3, 1999.


Class Of            Date Of        Title Of      Number Of      Aggregate
Purchasers          Sale           Securities    Securities     Purchase Price
                                                                And Form Of
                                                                Consideration
Douglas E. Greer    11/ 3/99       Common Stock     500,000     $12,200.00
Robert Greer         3/ 2/00       Common Stock       7,500     $   150.00
Hilda Greenberg      3/ 2/00       Common Stock       5,000     $   100.00
Alison Hagen         3/ 2/00       Common Stock       7,500     $   150.00
Lee A. Haskin        3/ 2/00       Common Stock       7,500     $   150.00
Sherman Salles
  Trustee            3/15/00       Common Stock      15,000     $   300.00
Alice J. Cox         3/15/00       Common Stock       7,500     $   150.00
Carolyn J. Cox       3/15/00       Common Stock       7,500     $   150.00
Robert I. Cox        3/15/00       Common Stock       7,500     $   150.00
Robert I. Cox, Jr.   3/15/00       Common Stock       7,500     $   150.00
Carol Ann Crowsley   3/15/00       Common Stock       7,500     $   150.00

     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.


     Item 27.  Exhibits.

     The following exhibits are filed with this Registration Statement:

Number        Exhibit Name
1             Escrow Agreement in Accordance with Rule 419 under the Securities
              Act of 1933*
3.1           Articles of Incorporation
3.2           By-Laws
4.1           Specimen Common Stock Certificate
5             Opinion Regarding Legality*
10            Employment Agreement

10.1          Agreement with Galleon Merchant Banking

23.1          Consent of Counsel*
23.2          Consent of Expert
27            Financial Data Schedule
99.1          Subscription Agreement

*To Be Filed by Amendment

          All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

     Item 28.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section I 0(a)(3) of the Securities Act of 1933, as amended; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     Subject to the terms and conditions of Section 15(d) of the Exchange Act, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted under authority conferred to that section. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant under its Certificate of Incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of Fort Lauderdale, State of Florida, October 6, 2000.

                                               THE FINANCE TEAM, INC.
                                               (Registrant)



                                                /s/ Douglas E. Greer
                                                Douglas E. Greer, President,
                                    							     Treasurer and Director



23


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